Exhibit 99.1

Aspen Aerogels, Inc. Provides Commercial and Full Year 2023 Financial Outlook Updates

Audi joins Scania as named PyroThin® awards within the Volkswagen Group
Operating plans currently unimpacted by UAW Strike and headlines of re-timed OEM EV investments
Raising 2023 Financial Outlook for revenue and profitability

NORTHBOROUGH, Mass., Oct. 23, 2023 /PRNewswire/ -- Aspen Aerogels, Inc. (NYSE: ASPN) ("Aspen" or the "Company"), a technology leader in sustainability and electrification solutions, today provided updates on recent commercial developments in its PyroThin EV Thermal Barrier segment and on its financial outlook for fiscal year 2023.

Commercial Updates
  Converted previously announced letter of intent (LOI) with Audi, a luxury brand of the Volkswagen Group, into vehicle platform PyroThin supply award with expected start of vehicle production in 2025
  Announcing Scania as the brand of the previously announced but unnamed award from the commercial vehicle division of the Volkswagen Group
  These awards illustrate Aspen's technology capabilities and position the Company well for additional OEM awards
  Recent wins keep the Company on track to reach its goal of six confirmed OEM awards by 2023 year end

Commenting on today's announcement, Aspen's President and CEO, Donald R. Young, "We are proud to highlight these PyroThin EV Thermal Barrier awards and look forward to continued strong OEM partnerships. We believe that we have the opportunity to win additional awards within our current customers and with new OEMs."

Mr. Young concluded, "We remain focused on maximizing the value of our existing assets and commercial relationships with the goal of achieving a revenue capacity of over $550 million of product to a broadly diversified customer base in our EV Thermal Barrier and Energy Industrial segments."

Updated 2023 Financial Outlook

Aspen's 2023 full year outlook has so far not been impacted by the UAW strike or any announcements related to the re-timing of EV capacity investments by automotive OEMs. The updates for 2023's financial outlook are the following:

  Total revenue is expected to be greater than $225.0 million, as compared to the previous range of $200.0 million and $250.0 million
  Net loss is expected to range between $62.4 million and $52.4 million, as compared to the previous range of $85.0 million and $75.0 million
  Adjusted EBITDA is expected to range between $(40.0) million and $(30.0) million, as compared to the previous range of $(55.0) million and $(45.0) million
  Net loss per share is expected to range between $0.90 and $0.76, as compared to the previous range of $1.21 and $1.07.

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer, added, "We look forward to discussing our Q3 results in detail at our earnings call on Thursday, November 2, 2023, and providing additional context on these developments. Current industry headlines on the re-timing of EV capacity investments and reports on demand uncertainty are not a surprise to us as we've developed our operating and investment plans with our eyes wide open in a high cost of capital environment. We believe a more measured ramp in OEM EV investments and their production timelines may enable a more capital efficient path for us to demonstrate profitability in the near term without revising our growth expectations."

Aspen will provide additional commentary on these topics, as well as discussing its third quarter 2023 financial results, on its conference call scheduled for Thursday, November 2, 2023, at 8:30 a.m. ET. Shareholders and other interested parties may participate in the conference call by dialing +1 (833) 470-1428 (domestic) or +1 (929) 526-1599 (international) and referencing conference ID "607116."

The Company's 2023 outlook assumes depreciation and amortization of $15.3 million, stock-based compensation expense of $10.4 million, interest income of $3.3 million and weighted average shares outstanding of 69.4 million for the full year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2023 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides an additional financial metric that is not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that this non-GAAP financial measure reflects Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that this non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. This non-GAAP measure may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measure does not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. Aspen's Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen's 2023 financial outlook, future operating and financial performance. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen's 2023 financial outlook, future operating and financial performance. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," "assumes," "targets," "opportunity," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen's expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, Adjusted EBITDA, Adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from the EV market and how it may enable a path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target revenue capacity and gross margins and Adjusted EBITDA margins; Aspen's expectations regarding the impact of the UAW strike and re-timing announcements of OEM EV investments, Aspen's efforts to manage the construction of the planned second manufacturing plant in Georgia to align with our expectations of demand from EV customers; beliefs about the general strength, weakness or health of Aspen's business; acceleration in demand; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen's business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen's business; beliefs about the role of Aspen's technology and opportunities in the electric vehicle market; beliefs about Aspen's ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen's electric vehicle opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; and beliefs about Aspen's ability to expand the market for PyroThin®, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan, inability to complete construction and commissioning the Plant II and to do so at a cost consistent with Aspen's estimates and aligned with Aspen's expectations of demand from our EV customers; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen's inability to create customer or market opportunities for, including PyroThin®; any other battery performance and safety products, battery materials or for other new products developed from Aspen's aerogel technology; any disruption or inability to achieve expected capacity levels in any of the three existing production lines in East Providence, RI or the Mexico assembly facility or at any contract manufacturer; any failure to enforce any of Aspen's patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading "Risk Factors" in Aspen's Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the Securities and Exchange Commission ("SEC") on March 16, 2023, as well as any updates to those risk factors filed from time to time in Aspen's subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Net Loss to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the 2023 full year financial outlook:

	Year Ending
	December 31, 2023
	Low	High
	(In thousands)
Net loss	$(62,400)	$(52,400)
Depreciation and amortization	15,300	15,300
Stock-based compensation	10,400	10,400
Other (income) expense	(3,300)	(3,300)
Adjusted EBITDA	$(40,000)	$(30,000)

CONTACT: Neal Baranosky, Phone: (508) 691-1111 x 8, nbaranosky@aerogel.com; Georg Venturatos / Jared Gornay, Gateway Group, ASPN@gateway-grp.com, Phone: (949) 574-3860